EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated June 10, 2004, relating to the financial statements of New Frontier Energy, Inc. as of February 29, 2004, and each of the two years then ended and the reference to our firm as experts in the Registration Statement.


Stark Winter Schenkein & Co., LLP
Certified Public Accountants


April 8, 2005
Denver, Colorado